UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

15090 Avenue of Science, San Diego, CA 92128

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Accredited Home Lenders Holding Co. (the “Company”) has developed a compensation philosophy for its executive officers based upon individual and overall Company performance and success in achieving established financial and non-financial criteria and goals. The Committee believes that such an approach more closely aligns executive officer compensation with the long-term interests of the Company’s stockholders. Although the Company’s 2006 operating results and year-end stock price were down substantially from record 2005 levels, the Company was able to maintain a profit for the full year, consummate a complex acquisition and significantly increase equity and book value under extremely difficult market conditions that deteriorated steadily throughout the year. In view of (i) executive management’s performance in a challenging market environment; (ii) compensation data obtained from public-company peers selected by the Committee showing compensation of the Company’s executives consistent with or below comparable executive officers at the Company’s peers; and (iii) in order to retain and reward key executives of the Company to preserve the value of the organization for the Company and its stockholders, on February 22, 2007, the Committee approved the annual salary increases and discretionary bonuses set forth below to the Company’s Named Executive Officers (“NEOs”) as determined by reference to the Company’s proxy statement, dated May 5, 2006. The annual base salaries for each of the NEOs were approved retroactive to February 1, 2007.

2006 Named Executive Officer Salaries.

NAME AND POSITION	YEAR	BASE SALARY
James A. Konrath Chairman and Chief Executive Officer	2007 2006	$ $	535,500 510,000

Joseph J. Lydon President and Chief Operating Officer	2007 2006		535,500 510,000

Stuart D. Marvin Executive Vice President	2007 2006		535,500 510,000

Jeffrey W. Crawford Director of Operations	2007 2006		339,696 323,520

John S. Buchanan Chief Financial Officer	2007 2006		260,204 252,625

Based on publicly available compensation data, the Committee continues to recognize that executive management base salaries remain significantly below the base salaries of executives of the Company’s similarly situated peers. As a result, the Committee remains committed to incrementally adjusting executive base salaries to achieve equity and competitiveness with respect to executive compensation for comparable positions at the Company’s peers. Nevertheless, in light of the Company’s overall financial performance for fiscal year 2006, the maximum 2007 base salary increases for the NEOs did not exceed five percent.

No Awards Made Under Long-Term Performance Plan Ranges Set Forth Below.

Effective January 1, 2006, the Committee established the Accredited Home Lenders Holding Co. Long-Term Performance Plan (the “Plan”) in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) and set the initial performance period from January 1, 2006 to December 31, 2006 (“Performance Period”). As required by Section 162(m), the Committee designated six participants (the “Participants”) and established target award and performance targets for each Participant within the first 90 days of the Performance Period. At that time, the Participants in the Plan were also declared ineligible to participate in the 2006 Accredited Home Lenders, Inc. Incentive Compensation Plan for Executive Management and the Accredited Home Lenders, Inc. 2006 Incentive Compensation Plan for Senior Management adopted by the Committee on February 1, 2006. The Company’s stockholders approved the material terms of the Plan on June 8, 2006.

Pursuant to the target award and performance targets under the Plan, each Participant was eligible for a cash bonus and a restricted stock grant, expressed as a percentage of the participant’s base salary. Subject to Committee’s discretion to pay no, or a lower, bonus than that achieved based on performance against the net income targets set for the Performance Period, the range of payouts under the Plan was as follows:

	Cash				Shares (Dollar Value)
Name	Minimum		Maximum		Minimum		Maximum*
James A. Konrath Chairman and Chief Executive Officer	—		$637,500		—		$1,810,500

Joseph J. Lydon President and Chief Operating Officer	—		637,500		—		1,810,500

Stuart D. Marvin Executive Vice President and Secretary	—		637,500		—		1,810,500

Jeffrey W. Crawford Director of Operations	—		404,400		—		1,148,496

John S. Buchanan Chief Financial Officer	—		315,782		—		896,819

All current executive officer participants as a group	—		2,632,682		—		7,476,815

All current non-employee directors as a group	*	*	*	*	*	*	*	*

All non-executive officer employee participants as a group			270,000				766,800

*	The percentage value of the maximum share awards may exceed the listed amounts in 10% increments for incremental performance in excess of the upper end of the plan.
**	Non-employee directors do not participate in the Plan.

Since the Company did not meet its performance targets for the Performance Period, no bonuses or restricted stock grants were awarded under the Plan.

Discretionary Award of Incentive Compensation.

As mentioned above, in spite of an extremely difficult non-prime mortgage lending environment, the Company was able to maintain a profit for the full year, consummate a complex acquisition and significantly increase equity and book value. Although the NEOs did not receive any bonus or restricted stock awards under the Plan, the Committee, after consultation with the other independent directors on the Board, determined that discretionary incentive awards outside of (and not pursuant to) the Plan were appropriate considering (i) executive management’s overall performance and (ii) the overriding need and desire to protect long-term stockholder interests by motivating and retaining executive management personnel in a highly competitive recruiting environment. Consistent with the operating results and stock price achieved in 2006, the Committee felt that a substantial reduction from the prior year’s executive management incentive compensation was merited. In addition, the Committee awarded a significant portion of the incentive compensation in the form of restricted stock units under the Accredited Home Lenders Holding Co. Deferred Compensation Plan and stock option grants under the Accredited Home Lenders Holding Co. 2002 Stock Option Plan, in an effort to more closely align executive compensation with the long-term interests of the Company’s stockholders. The restricted stock units and stock option grants were awarded with a per unit dollar value and per share exercise price of $27.77, in excess of the $23.60 fair market value on their date of grant. In addition, vesting on the awards will commence on January 31, 2007 for ease of administration by the Company. Accordingly, incentive compensation awards to NEOs were as follows:

NAME AND POSITION	CASH BONUS	STOCK OPTIONS[1]		RESTRICTED STOCK UNIT AWARDS[1]
		Number of Shares	Exercise Price	Number of Shares[2]	Dollar Value[3]
James A. Konrath Chairman and Chief Executive Officer	$150,000.00	—	—	5,402	$150,000.00

Joseph J. Lydon President and Chief Operating Officer	150,000.00	—	—	5,402	150,000.00

Stuart D. Marvin Executive Vice President and Secretary	150,000.00	80,000	$27.77	5,402	150,000.00

Jeffrey W. Crawford Director of Operations	100,000.00	20,000	27.77	3,601	100,000.00

John S. Buchanan Chief Financial Officer	12,500.00	—	—	450	12,500.00

1Subject to four-year vesting, commencing on January 31, 2007

2Rounded to the nearest whole share

3Based on a per share price of $27.77

The Committee re-emphasizes and confirms its commitment to ensure compensation for the Company’s NEOs is (i) based upon measurable individual and Company performance, (ii) fair, equitable and competitive when compared to industry standards and other public companies similarly situated and (iii) directly related to, and aligned with, the long-term interests of the Company’s stockholders.

The Committee has authorized and approved the filing of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.
Date: February 27, 2007

	By:	/s/ James A. Konrath
James A. Konrath
Chairman of the Board and Chief Executive Officer